Exhibit 99.1

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347

Chad Lindbloom, chief financial officer (952) 937-7779

Tim Gagnon, director, investor relations (952) 683-5007

FOR IMMEDIATE RELEASE

C.H. ROBINSON REPORTS SECOND QUARTER RESULTS

MINNEAPOLIS, August 6, 2013 – C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (NASDAQ: CHRW), today reported financial results for the quarter ended June 30, 2013. Summarized financial results for the quarter ended June 30 are as follows (dollars in thousands, except per share data):

	Three months ended June 30,			Six months ended June 30,
	2013	2012	% change	2013	2012	% change
Total revenues	$3,288,262	$2,955,714	11.3%	$6,282,529	$5,507,828	14.1%

Net revenues:
Transportation
Truckload	$264,335	$256,193	3.2%	$532,939	$519,775	2.5%
LTL	60,711	56,445	7.6%	119,202	108,272	10.1%
Intermodal	9,920	10,019	-1.0%	19,021	19,730	-3.6%
Ocean	49,124	16,958	189.7%	91,612	32,719	180.0%
Air	20,202	10,577	91.0%	36,970	19,450	90.1%
Customs	9,769	3,934	148.3%	18,375	7,334	150.5%
Other logistics services	17,084	14,880	14.8%	34,278	28,942	18.4%

Total transportation	431,145	369,006	16.8%	852,397	736,222	15.8%
Sourcing	38,752	40,205	-3.6%	70,598	72,148	-2.1%
Payment services	2,705	16,312	-83.4%	5,329	31,899	-83.3%

Total net revenues	472,602	425,523	11.1%	928,324	840,269	10.5%

Operating expenses	290,126	240,609	20.6%	577,142	485,810	18.8%

Operating income	182,476	184,914	-1.3%	351,182	354,459	-0.9%
Net income	$111,872	$114,582	-2.4%	$215,215	$221,082	-2.7%

Diluted EPS	$0.70	$0.71	-1.4%	$1.34	$1.36	-1.5%

Pro Forma Comparison - The following shows the effects of the disposition of the Company’s T-Chek Payment Services business (“T-Chek”), which was completed in October 2012, and the acquisition of Phoenix International Freight Services, Ltd. (“Phoenix”), which was completed in November 2012, as if these transactions had occurred at the beginning of 2012. A reconciliation of these pro forma measures is described on page 4.

	Three months ended June 30,			Six months ended June 30,
	2013 Reported	2012 Pro Forma	% change	2013 Reported	2012 Pro Forma	% change
Total net revenues	$472,602	$458,208	3.1%	$928,324	$897,060	3.5%
Income from operations	182,476	188,700	-3.3%	351,182	356,899	-1.6%

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C.H. Robinson Worldwide, Inc.

August 6, 2013

Discussion of Second Quarter 2013 Results

Our truckload net revenues increased 3.2 percent in the second quarter of 2013 compared to the second quarter of 2012. Our truckload volumes increased approximately nine percent in the second quarter of 2013 compared to the second quarter of 2012. Our North American truckload volumes increased approximately five percent. We estimate that our acquisition of Apreo Logistics S.A. (“Apreo”), which was completed in October 2012, contributed approximately four percent to our volume growth in the second quarter of 2013. Our truckload net revenue margin decreased in the second quarter of 2013 compared to the second quarter of 2012, due primarily to the net revenue margin decline of our European truckload business. In North America, our truckload net revenue margin was relatively flat as rates charged to our customers and truckload transportation costs increased approximately one percent.

Our less-than-truckload (“LTL”) net revenues increased 7.6 percent in the second quarter of 2013 compared to the second quarter of 2012. The increase was driven by an increase in total shipments of approximately eight percent, partially offset by decreased net revenue margin.

Our intermodal net revenues decreased 1.0 percent in the second quarter of 2013 compared to the second quarter of 2012. This was due to decreased volumes, partially offset by increased net revenue margin. Our net revenue margin increase was due to a change in our mix of business.

Our ocean transportation net revenues increased 189.7 percent, our air transportation net revenues increased 91.0 percent, and our customs net revenues increased 148.3 percent in the second quarter of 2013 compared to the second quarter of 2012. These increases were primarily due to our acquisition of Phoenix in November 2012.

Sourcing net revenues decreased 3.6 percent in the second quarter of 2013 compared to the second quarter of 2012. This was due to decreased net revenue margin as a result of a change in our commodity and service mix due to weather.

Our Payment Services net revenues decreased 83.4 percent in the second quarter of 2013 compared to the second quarter of 2012 due to the T-Chek divestiture in the fourth quarter of 2012.

For the second quarter, operating expenses increased 20.6 percent to $290.1 million in 2013 from $240.6 million in 2012. Operating expenses as a percentage of net revenues increased to 61.4 percent in the second quarter of 2013 from 56.5 percent in 2012. During the second quarter of 2013, operating expenses grew faster than net revenues primarily as a result of the impact of Phoenix acquisition, including amortization of acquisition-related intangible assets. Phoenix has a higher expense to net revenue ratio than C.H. Robinson has historically experienced.

For the second quarter, personnel expenses increased 16.3 percent to $206.0 million in 2013 from $177.2 million in 2012. This was due to an increase in our average headcount of approximately 30 percent, related primarily to the acquisitions of the Phoenix and Apreo in the fourth quarter of 2012, partially offset by declines in the expenses related to incentive plans that are designed to keep expenses variable with changes in net revenues and profitability. The increase in personnel expenses was also partially offset by the divestiture of T-Chek in October 2012.

For the second quarter, other selling, general, and administrative expenses increased 32.6 percent to $84.1 million in 2013 from $63.4 million in 2012. This increase was driven primarily by Phoenix operations, partially offset by the divestiture of T-Chek. For the second quarter, acquisition amortization expense increased to $5.0 million in 2013 from $0.8 million in 2012 primarily as a result of the finite-lived intangible assets recorded in connection with the acquisition of Phoenix.

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C.H. Robinson Worldwide, Inc.

August 6, 2013

During the quarter we also recorded a $5.0 million charge related to the settlement of a contingent auto liability claim. The $5.0 million represents the amount of our retained risk under the terms of our contingent auto liability insurance policy. Although we remain a party to several contingent auto liability cases, it should be noted that this is only the fourth case in the last ten years in which we have been required to contribute in excess of $1.0 million in settlement or satisfaction of a contingent auto liability claim.

Founded in 1905, C.H. Robinson Worldwide, Inc., is one of the largest non-asset based third party logistics companies in the world. C.H. Robinson is a global provider of multimodal transportation services and logistics solutions, currently serving over 42,000 active customers through a network of 276 offices in North America, South America, Europe, Asia, and Australia. C.H. Robinson maintains one of the largest networks of motor carrier capacity in North America and works with approximately 56,000 transportation providers worldwide.

Except for the historical information contained herein, the matters set forth in this release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to integrate the operations of acquired companies with our historic operations successfully; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the potential impacts of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel prices and availability; the impact of war on the economy; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during our financial results conference call will be current at the time of the call and we undertake no obligation to update the replay.

Non-GAAP vs. GAAP Financial and Pro Forma Financial Measures

To assist investors in understanding our financial performance, we supplement the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures from time to time. We use non-GAAP measures, including those set forth in this release, to assess our operating performance for the quarter. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of our ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business. However, non-GAAP results should not be regarded as a substitute for corresponding GAAP measures, and should be viewed in conjunction with our consolidated financial statements prepared in accordance with GAAP. To provide investors with information to assist them in assessing our financial results on a comparable basis with historical results, we have provided certain non-GAAP financial measures in this press release that include the effects of the disposition of T-Chek and the acquisition of Phoenix as if they had occurred at the beginning of our 2012 fiscal year.

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C.H. Robinson Worldwide, Inc.

August 6, 2013

A reconciliation of our reported results to pro forma financial measures for the quarter ended June 30, 2012 is as follows (dollars in thousands):

	Reported	T-Chek Operations (1)	Phoenix Operations (1)	Pro Forma
Total revenues	$2,955,714	$(13,354)	$223,408	$3,165,768

Purchased transportation and related services	2,107,799	—	177,369	2,285,168
Purchased products sourced for resale	422,392	—	—	422,392

Total purchased services and products	2,530,191	—	177,369	2,707,560

Net revenues (2)	425,523	(13,354)	46,039	458,208

Personnel expenses	177,184	(3,601)	21,419	195,002
Selling, general and administrative expenses	62,589	(2,938)	9,952	69,603
Amortization of acquisition intangibles	836	—	4,067	4,903

Total other operating expenses	240,609	(6,539)	35,438	269,508

Income from operations	$184,914	$(6,815)	$10,601	$188,700

1.	Adjustments have been made to historical Phoenix operations for the addition of amortization expense of finite-lived intangible assets recorded in connection with the acquisition ($4.1 million), rent expense for lease agreements entered into in connection with the acquisition ($84 thousand), and depreciation on a building acquired in the acquisition ($37 thousand). An adjustment has also been made for the elimination of contractual changes in compensation ($5.1 million). There were no pro forma adjustments to the T-Chek historical results.
2.	Net revenues are our total revenues less purchased transportation and related services, including contracted motor carrier, rail, ocean, air, and other costs, and the purchased price and services related to the products we source.

A reconciliation of our reported results to pro forma financial measures for the six months ended June 30, 2012 is as follows (dollars in thousands):

	Reported	T-Chek Operations (1)	Phoenix Operations (1)	Pro Forma
Total revenues	$5,507,828	$(26,129)	$406,608	$5,888,307

Purchased transportation and related services	3,917,380	—	323,688	4,241,068
Purchased products sourced for resale	750,179	—	—	750,179

Total purchased services and products	4,667,559	—	323,688	4,991,247

Net revenues (2)	840,269	(26,129)	82,920	897,060

Personnel expenses	360,622	(7,706)	41,100	394,016
Selling, general and administrative expenses	123,510	(5,926)	18,750	136,334
Amortization of acquisition intangibles	1,678	—	8,133	9,811

Total other operating expenses	485,810	(13,632)	67,983	540,161

Income from operations	$354,459	$(12,497)	$14,937	$356,899

1.	Adjustments have been made to historical Phoenix operations for addition of amortization expense of finite-lived intangible assets recorded in connection with the acquisition ($8.1 million), rent expense for lease agreements entered into in connection with the acquisition ($168 thousand), and depreciation on a building acquired in the acquisition ($75 thousand). An adjustment has also been made for the elimination of contractual changes in compensation ($5.1 million). There were no pro forma adjustments to the T-Chek historical results.

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C.H. Robinson Worldwide, Inc.

August 6, 2013

2.	Net revenues are our total revenues less purchased transportation and related services, including contracted motor carrier, rail, ocean, air, and other costs, and the purchased price and services related to the products we source.

Conference Call Information:

C.H. Robinson Worldwide Second Quarter 2013 Earnings Conference Call

Tuesday August 6, 2013 6:00 p.m. Eastern Time

The call will be limited to 60 minutes, including questions and answers.

Presentation slides and a simultaneous live audio webcast of the conference call may be accessed through the Investor Relations link on C.H. Robinson’s website at www.chrobinson.com

To participate in the conference call by telephone, please call ten minutes early by dialing: 888-549-7750

Callers should reference the conference ID, which is 4630440

Webcast replay available through Investor Relations link at www.chrobinson.com

Telephone audio replay available until 12:59 a.m. Eastern Time on August 9: 800-406-7325; passcode: 4630440#

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C.H. Robinson Worldwide, Inc.

August 6, 2013

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues:
Transportation	$2,818,077	$2,476,805	$5,421,259	$4,653,602
Sourcing	466,811	462,597	854,663	822,327
Payment Services	3,374	16,312	6,607	31,899

Total revenues	3,288,262	2,955,714	6,282,529	5,507,828

Costs and expenses:
Purchased transportation and related services	2,386,932	2,107,799	4,568,862	3,917,380
Purchased products sourced for resale	428,059	422,392	784,065	750,179
Purchased payment services	669	—	1,278	—
Personnel expenses	206,009	177,184	418,654	360,622
Other selling, general, and administrative expenses	84,117	63,425	158,488	125,188

Total costs and expenses	3,105,786	2,770,800	5,931,347	5,153,369

Income from operations	182,476	184,914	351,182	354,459

Investment, interest, and other (expense) income	(589)	686	(649)	900

Income before provision for income taxes	181,887	185,600	350,533	355,359
Provision for income taxes	70,015	71,018	135,318	134,277

Net income	$111,872	$114,582	$215,215	$221,082

Net income per share (basic)	$0.70	$0.71	$1.34	$1.36
Net income per share (diluted)	$0.70	$0.71	$1.34	$1.36
Weighted average shares outstanding (basic)	159,818	161,887	160,137	162,290
Weighted average shares outstanding (diluted)	159,917	162,200	160,198	162,643

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C.H. Robinson Worldwide, Inc.

August 6, 2013

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$150,017	$210,019
Receivables, net	1,570,886	1,412,136
Other current assets	62,065	50,135

Total current assets	1,782,968	1,672,290

Property and equipment, net	153,327	149,851
Intangible and other assets	985,250	982,084

Total Assets	$2,921,545	$2,804,225

Liabilities and stockholders’ investment
Current liabilities:
Accounts payable and outstanding checks	$807,972	$707,476
Accrued compensation	67,518	103,343
Accrued income taxes	51,919	121,581
Other accrued expenses	37,926	46,171
Current portion of debt	365,652	253,646

Total current liabilities	1,330,987	1,232,217

Noncurrent income taxes payable	20,621	20,590
Deferred tax liabilities	69,928	45,113
Other long term liabilities	944	1,933

Total liabilities	1,422,480	1,299,853

Total stockholders’ investment	1,499,065	1,504,372

Total liabilities and stockholders’ investment	$2,921,545	$2,804,225

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C.H. Robinson Worldwide, Inc.

August 6, 2013

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited, in thousands, except operational data)

	Six months ended June 30,
	2013	2012
Operating activities:
Net income	$215,215	$221,082
Stock-based compensation	9,885	16,559
Depreciation and amortization	27,952	17,208
Provision for doubtful accounts	5,635	3,608
Deferred income taxes	25,993	3,543
Other	143	2,414
Changes in operating elements
Receivables	(198,669)	(229,361)
Prepaid expenses and other	(12,146)	(5,631)
Accounts payable and outstanding checks	100,481	130,457
Accrued compensation	(35,277)	(51,556)
Accrued income taxes	(69,631)	9,058
Other accrued liabilities	(11,310)	(7,353)

Net cash provided by operating activities	58,271	110,028

Investing activities:
Purchases of property and equipment	(18,316)	(17,403)
Purchases and development of software	(4,261)	(7,567)
Acquisitions, net of cash	19,126	—
Other	107	192

Net cash used for investing activities	(3,344)	(24,778)

Financing activities:
Borrowings on line of credit	2,134,023	—
Repayments on line of credit	(2,022,017)	—
Payment of contingent purchase price	(927)	(11,613)
Net repurchases of common stock	(134,043)	(102,767)
Excess tax benefit on stock-based compensation	24,755	7,654
Cash dividends	(113,031)	(109,151)

Net cash used for financing activities	(111,240)	(215,877)
Effect of exchange rates on cash	(3,689)	(2,415)

Net change in cash and cash equivalents	(60,002)	(133,042)
Cash and cash equivalents, beginning of period	210,019	373,669

Cash and cash equivalents, end of period	$150,017	$240,627

	As of June 30,
	2013	2012
Operational Data:
Employees	11,297	8,743
Branches	276	234

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